STOCK ORDER FORM

Monadnock
BANCORP, INC.

Stock Information Center
One Jaffrey Road
Peterborough, NH 03458

For Internal Use Only			
REC'D #_____	BATCH #_____	ORDER #_____	CATEGORY #_____
O __________		C __________	

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) by 11:00 a.m. Peterborough, New Hampshire time, on __________, 2006. Subscription rights will become void after this time. Stock Order Forms can be delivered by using the enclosed Order Reply envelope, or by hand or overnight delivery to the Stock Information Center address on this form. Order forms may NOT be delivered to Monadnock Community Bank offices (other than to the Stock Information Center located in our main office). **Faxes or copies of this form are not required to be accepted.**

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM

(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE
	X $8.00 =	$ .00

Minimum Number of Shares: 25 ($200). Maximum Number of Shares: 12,500 ($100,000). See Stock Order Form instructions.

(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER

Enclosed is a personal check, bank check or money order **payable to: Monadnock Bancorp, Inc.**, in the amount of: $ .00

Cash, wire transfers, third party checks and Monadnock Community Bank line of credit checks will not be accepted for this purchase. Checks will be cashed upon receipt.

(4) METHOD OF PAYMENT – ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the Monadnock Community Bank deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. **Monadnock Community Bank retirement accounts and accounts with check-writing privileges may NOT be listed for direct withdrawal below.**

For Internal Use Only	Monadnock Community Bank Deposit Accounts Number(s)	Withdrawal Amount(s)
		$ .00
		$ .00
		$ .00
	Total Withdrawal Amount	$ .00

(5) PURCHASER INFORMATION

Subscription Offering. Check the one box that applies, as of the earliest date, to the purchaser(s) listed in Section 7:

a. ☐ Purchaser(s) listed below had deposit accounts at Monadnock Community Bank with aggregate balances of at least $50 at the close of business on December 31, 2004.

b. ☐ Purchaser(s) listed below had deposit accounts at Monadnock Community Bank with aggregate balances of at least $50 at the close of business on March 31, 2006.

c. ☐ Purchaser(s) listed below had deposit accounts at Monadnock Community Bank at the close of business on _______ __, 2006.

Community Offering. If (a) through (c) above do not apply to the purchaser(s) listed in Section 6, check the first box that applies to this order.

d. ☐ You are a resident of Hillsborough or Cheshire Counties in NH or Worcester County in MA.

e. ☐ You were a Monadnock Community Bancorp, Inc. stockholder as of _________ __, 2006.

f. ☐ You are placing an order in the Community Offering, but (d) and (e) above do not apply.

If you checked box (a), (b) or (c) above, please provide the following information as of the eligibility date under which you qualify in the Subscription Offering.

Deposit Account Title (Name(s) on Account)	Monadnock Community Bank Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) STOCK REGISTRATION

The name(s) and address that you provide below will be reflected on your stock certificate, and will be used for communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 5 of this form), you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone Number **(important)**
City	State	Zip	County **(important)**	Evening Phone Number **(important)**

(7) FORM OF STOCK OWNERSHIP

☐ Individual ☐ Joint Tenants ☐ Tenants in Common ☐ Uniform Transfer to Minors Act *(for reporting SSN, use Minor's)*

☐ Corporation/Partnership ☐ Other____________________

FOR SELF-DIRECTED ACCOUNT TRUSTEE USE ONLY

☐ IRA

SSN of Beneficial Owner: _______-_______-_______

(8) ACKNOWLEDGMENT AND SIGNATURE

I understand that, to be effective this Stock Order Form must be received by Monadnock Bancorp, Inc. no later than 11:00 a.m., Peterborough, New Hampshire time, on __________ __, 2006, otherwise, this Stock Order Form and all subscription rights will be void. I agree that after receipt by Monadnock Bancorp, Inc., this Stock Order Form May not be modified or canceled without Monadnock Bancorp, Inc.'s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. **Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that this security is not a deposit or account, is not federally insured and is not guaranteed by Monadnock Bancorp, Inc., Monadnock Community Bank or by the federal government. If anyone asserts that the common stock is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Regional Director of the Office of Thrift Supervision's Northeast Regional Office at (201) 413-1000. I further certify that, before purchasing the common stock of Monadnock Bancorp, Inc., I received the Prospectus dated __________ __, 2006.**

The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by Monadnock Bancorp, Inc. and describes, in the Risk Factors section beginning on page ___ of the Prospectus, the risks involved in the investment in this common stock. Risks include, but are not limited to the following:

1. We Have Not Been Consistently Profitable Over The Past Few Years And Our Earnings May Not Increase.
2. Our Loan Portfolio Possesses Increased Risk Due To Our Substantial Number Of Commercial Business Loans and Commercial Real Estate Loans, Which Could Increase The Level Of Our Provision For Loan Losses.
3. Our Loan Portfolio Possesses Increased Risk Due To Its Growth In Recent Years And The Unseasoned Nature Of The Portfolio.
4. We Use A Third Party To Originate One-To Four-Family Residential Loans.
5. Our Concentration Of Loans In Our Primary Market Area May Increase Our Risk.
6. As We Attempt To Increase Our Market Presence Our Non-Interest Expense Will Increase. This Will Adversely Affect Our Ability To Become Profitable In The Near Future.
7. Changes In Market Interest Rates Could Adversely Affect Our Financial Condition And Results Of Operations.
8. Strong Competition Within Our Market Area May Limit Our Growth And Profitability.
9. We Rely On Our Management Team For The Successful Implementation Of Our Business Strategy.
10. We Expect To Incur Additional Expense In Connection With Our Compliance With Sarbanes-Oxley.
11. The Future Price Of The Shares Of Common Stock May Be Less Than The $8.00 Purchase Price Per Share In The Offering.
12. Our Failure To Utilize Effectively The Net Proceeds Of The Offering Could Reduce Our Return On Stockholder's Equity.
13. The Ownership Interest Of Management And Employees Could Enable Insiders To Prevent A Merger That May Provide Stockholders A Premium For Their Shares.
14. There May Be A Limited Market For Our Common Stock Which May Lower Our Stock Price And Make It More Difficult For Investors To Sell Their Shares Of Our Common Stock.
15. The Implementation Of The Stock-Based Benefit Plan May Dilute Your Ownership Interest.
16. Additional Expenses Following The Conversion From The Compensation And Benefit Expenses Associated With The Implementation Of the New Stock-Based Benefit Plan Will Adversely Affect Our Profitability.
17. We Operate In A Highly Regulated Environment And We May Be Adversely Affected By Changes In Laws And Regulations.
18. Various Factors May Make Takeover Attempts More Difficult To Achieve.
19. The Rights Of Existing Stockholders Of Monadnock Community Bancorp, Inc. Will Be Reduced Under Monadnock Bancorp, Inc.'s Articles Of Incorporation And Bylaws.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Monadnock Bancorp, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights, and will not honor orders known to involve such transfer

→ ORDER NOT VALID UNLESS SIGNED ←

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

QUESTIONS? Call our Stock Information Center at (603) ____-______, Monday through Friday from 10:00 a.m. to 4:00 p.m., Peterborough, New Hampshire time

OVER →

MONADNOCK BANCORP, INC.
STOCK ORDER FORM INSTRUCTIONS

Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the Number of Shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $8.00 price per share. The minimum purchase is 25 shares ($200). The maximum allowable purchase by an individual, or individuals exercising subscription rights through a single qualifying deposit account held jointly, is 12,500 shares ($100,000). Further, no person, together with associates or persons acting in concert with such person, may purchase an aggregate of more than 25,000 shares ($200,000), in all categories of the offering combined. Current Monadnock Community Bancorp, Inc. stockholders are subject to these purchase limitations and to an overall ownership limitation. Please see the Prospectus section entitled "The Conversion – Limitations on Common Stock Purchases" for more specific information. By signing this form, you are certifying that your order does not conflict with these limitations.

Section (3) – Payment by Check or Money Order. Payment may be made by including with this form a personal check, bank check or money order payable to Monadnock Bancorp, Inc., Inc. These will be cashed immediately upon receipt, so the funds must be available within the accounts when your Order Form is received. Indicate the amount remitted. Interest will be paid at our passbook savings rate until the offering is completed. Cash, wire transfers, third party checks, and Monadnock Community Bank line of credit checks may not be remitted as payment for this purchase.

Section (4) – Payment by Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Monadnock Community Bank deposit account(s). Indicate the account number(s) and the amount that you wish withdrawn from each account. Funds designated for withdrawal must be available within the account(s) at the time the Stock Order Form is received. Upon receipt of the order, we will place a hold on the amount(s) designated by you. These funds will then become unavailable to you for withdrawal, however you will continue to earn interest within the account(s) at the contract rate. Account withdrawals will be made upon completion of the offering. There will be no early withdrawal penalty for withdrawal from a Monadnock Community Bank certificate of deposit account for this purpose. Note that you may NOT designate Monadnock Community Bank retirement accounts, such as IRAs, or accounts with check-writing privileges, for direct withdrawal on this form. If you would like to use funds from an account with check-writing privileges, please make payment by a check drawn on such account. Please contact the Stock Information Center as soon as possible, preferably at least two weeks before the ____________, 2006 offering deadline, if you want to use funds held in your Monadnock Community Bank retirement account (or any other retirement funds held elsewhere) to make your stock purchase. Your ability to use retirement accounts to buy shares with retirement funds cannot be guaranteed and depends on various factors, including timing constraints and where those funds are currently held.

Section (5) – Purchaser Information. Please check the *one* box that applies to the purchaser(s) listed in Section 6 of this form. Purchase priorities are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a), (b) or (c), list all Monadnock Community Bank deposit account numbers that the purchaser(s) had ownership in as of the applicable eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor's eligible accounts. If purchasing shares for a corporation or partnership, list only that entity's eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to a Community Offering, if held. Orders placed in the Subscription Offering will take preference over orders placed in a Community Offering. See "The Conversion" section of the Prospectus for further details about the Offering, and the method for allocating shares in the event of an oversubscription.

Section (6) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to this order, including a stock certificate. Each order form will generate one stock certificate, subject to the stock allocation provisions described in the Prospectus. **IMPORTANT: Subscription rights are non-transferable.** If you checked box (a), (b) or (c) as a purchaser eligible in the Subscription Offering, you may not add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower Subscription Offering priority than you do. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes. Listing at least one phone number is important, in the event we need to contact you about your stock order form. NOTE FOR NASD MEMBERS: If you are a member of the NASD ("National Association of Securities Dealers"), or a person affiliated or associated with an NASD member, you may have additional reporting requirements. Please report this subscription in writing to the applicable NASD member within one day of payment thereof.

Section (7) – Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as "Dr.", "Mrs.", etc. Check the one box that applies.

Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the purchaser named in Section 6 of the Stock Order Form must have had an eligible deposit account at Monadnock Community Bank on December 31, 2004, March 31, 2006 or __________ ___, 2006.

Buying Stock Jointly:

Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 6 of the Stock Order Form must have had an eligible deposit account at Monadnock Community Bank on December 31, 2004, March 31, 2006 or _________ ___, 2006.

Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. To qualify in the Subscription Offering, the purchasers named in Section 6 of the Stock Order Form must have had an eligible deposit account at Monadnock Community Bank on December 31, 2004, March 31, 2006 _________ ___, 2006.

Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 6 of the Stock Order Form must have had an eligible deposit account at Monadnock Community Bank on December 31, 2004, March 31, 2006 or _________ ___, 2006. The standard abbreviation for custodian is "CUST", while the Uniform Transfer to Minors Act is "UTMA", followed by the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the NH Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA NH list only the minor's social security number.

Buying Stock for a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate that entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 6 of the Stock Order Form must have had an eligible deposit account at Monadnock Community Bank on December 31, 2004, March 31, 2006 or _________ ___, 2006.

Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which they are acting (for example, "Executor"), or the name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 6 of the Stock Order Form must have had an eligible deposit account at Monadnock Community Bank on December 31, 2004, March 31, 2005 or _________ ___, 2006.

Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO JOHN SMITH IRA"). You can indicate an account number or other underlying information, and the custodian or trustee firm's address and department to which all correspondence should be mailed related to this order, including a stock certificate. Indicate the Tax ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 6 of this form must have had an eligible deposit account at Monadnock Community Bank on December 31, 2004, March 31, 2006 or _______ __, 2006.

Section (8) – Acknowledgment and Signature. Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly, and completed all applicable shaded areas. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal.

DELIVERY INSTRUCTIONS. Deliver your completed Stock Order Form, with full payment and/or withdrawal authorization, so that it is received (not postmarked) by 11:00 a.m., Peterborough, New Hampshire time on __________ ___, 2006. Stock Order Forms can be delivered by using the enclosed Order Reply envelope, or by hand or overnight delivery to the Stock Information Center address on the front of the Stock Order Form. The Stock Information Center is located at our main office. Order forms may NOT be delivered to the Winchendon Monadnock Community Bank office. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or required signature(s).

OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form.

QUESTIONS? **Call our Stock Information Center, at (603) ___ - ______, Monday through Friday from 10:00 a.m. to 4:00 p.m. Peterborough, New Hampshire time. The Center is not open on weekends and bank holidays.**